Exhibit 3.1

COUNTERSIGNED AND REGISTERED ACTION STOCK TRANSFER CORP. 2469 E Ft. Union Blvd., #214, Salt Lake City, UT 84121 By: TRANSFER AGENT - AUTHORIZED SIGNATURE THIS CERTIFIES THAT IS THE RECORD HOLDER OF Shares of AUREUS INCORPORATED Capital Stock transferable on the books of the Corporation by the holder in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers. Dated: AUREUS INCORPORATED Fully Paid Non Assessable $0.001 Par Value COMMON STOCK CUSIP NO. 05154M 203 NUMBER SHARES INCORPORATED UNDER THE LAWS OF NEVADA SECRE T A R Y PRESIDENT SEAL